Exhibit 99.1
FIRST SUPPLEMENT TO INDENTURE

            First Supplement to Indenture (this "First Supplement"), dated as of February 16, 2006, among UAL Corporation, a Delaware corporation (the "Company"), United Air Lines, Inc., a Delaware corporation, as Guarantor and The Bank of New York Trust Company, N.A., as trustee under the indenture referred to below. Capitalized terms used herein but not otherwise defined in this First Supplement shall have the meanings ascribed to such terms in the Indenture (hereinafter defined).

W I T N E S S E T H

            WHEREAS, the Company has heretofore executed and delivered to the Trustee an indenture (as amended and supplemented from time to time, the "Indenture"), dated as of February 1, 2006 providing for the issuance of $149,646,114 in aggregate principal amount of 5% Senior Convertible Notes due 2021 (the "Notes");

            WHEREAS, Section 3.1(a) of the Indenture provides for the issuance of $149,646,114 in aggregate principal amount of Notes but Section 3.2 of the Indenture provides that Notes shall be issuable in denominations of $1,000 or any integral multiple thereof;

            WHEREAS, Section 8.1(11) of the Indenture provides that the Company, the Guarantor and the Trustee may, without the consent of any Holders, supplement the Indenture to, among other things, cure any ambiguity or correct any mistake in the Indenture;

            WHEREAS, Section 12.4 (Conversion Rate) of the Indenture currently provides that "Conversion Rate" will be defined in the form of Note attached to the Indenture as Exhibit A but the existing form of Note does not include any such definition;

            WHEREAS, the description of "Conversion Price" contained in Section 16 of the form of Note is not an accurate recitation of the definition of "Conversion Price" contained in Section 1.1 of the Indenture;

            WHEREAS, Section 8.6 (Reference in Notes to Supplemental Indentures) authorizes new Notes, modified as to conform to a supplemental indenture, to be prepared and executed by the Company and authenticated and delivered by the Trustee in exchange for Outstanding Notes; and

            WHEREAS, pursuant to Section 8.1(11) of the Indenture, the Trustee is authorized to execute and deliver this First Supplement.

            NOW THEREFORE, in consideration of the foregoing and for other good and valuable consideration, the receipt of which is hereby acknowledged, the parties hereby covenant and agree for the equal and ratable benefit of the Holders of the Notes as follows:

            1. Section 3.2 Amendment. Section 3.2 of the Indenture shall hereby be amended and supplemented by replacing existing Section 3.2 with the following:

"Section 3.2. Denominations. Any Notes shall be issuable in registered form without coupons in denominations of $1.00 and any integral multiple thereof."             2. Section 12.4 Amendment. Section 12.4 of the Indenture shall hereby be amended and supplemented by replacing existing Section 12.4 with the following: "Section 12.4. Conversion Rate. Each $1,000 principal amount of the Notes shall be convertible into the number of shares of Common Stock as is determined by dividing $1,000 by the Conversion Price (herein called the "Conversion Rate"), subject to adjustment as provided in this Article 12. References to Conversion Rate, applicable Conversion Rate, current Conversion Rate and Conversion Rate then in effect mean the Conversion Rate in effect on the relevant date."             3. Exhibit A Amendment.

                (a) Section 9 of Exhibit A to the Indenture is hereby amended and supplemented by replacing the first sentence of existing Section 9 of Exhibit A with the following:

"The Notes are in registered form, without coupons, in denominations of $1.00 or any integral multiple thereof."                 (b) Section 16 of Exhibit A to the Indenture is hereby amended and supplemented by replacing the first paragraph of existing Section 16 of Exhibit A
                with the following: "16.     Conversion. Subject to and upon compliance with the provisions of the Indenture, prior to Stated Maturity, the Holder hereof has the right, at its option, to convert the principal amount of its Note, or any portion of such principal amount which is an integral multiple of $1,000, into such number of shares of the Company's Common Stock as is determined by dividing $1,000 by the Conversion Price (the "Conversion Rate"), as such shares shall be constituted at the date of conversion and subject to adjustment from time to time as provided in the Indenture, upon surrender of this Note with the form entitled "Form of Conversion Notice" on the reverse hereof duly completed, to the Company at the office or agency of the Company maintained for that purpose in accordance with the terms of the Indenture or, at the option of such holder, the Corporate Trust Office, and, unless the shares issuable on conversion are to be issued in the same name as this Note, duly endorsed by, or accompanied by instruments of transfer in form satisfactory to the Company duly executed by, the holder or by its duly authorized attorney. The Conversion Price means 125% of the average of the Last Reported Sales Prices for the 60 consecutive Trading Days following February 1, 2006, rounded to the nearest cent."             4. New Notes Exchanged for Outstanding Notes. Pursuant to Section 8.6 of the Indenture, new Notes modified as to conform to this First Supplement to Indenture shall be executed by the Company and the Guarantor and authenticated and delivered by the Trustee in exchange for the Outstanding Notes represented by Certificate No. A-1, which Outstanding Notes shall be cancelled by the Trustee and returned to the Company.

            5. Instructions to be Read Together. This First Supplement is an indenture supplement to and in implementation of the Indenture, and said Indenture and this First Supplement shall henceforth be read together.

            6. New York Law To Govern THE INTERNAL LAW OF THE STATE OF NEW YORK SHALL GOVERN AND BE USED TO CONSTRUE THIS FIRST SUPPLEMENT BUT WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW TO THE EXTENT THAT THE APPLICATION OF THE LAWS OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY.

            7. Counterparts. This Indenture may be executed in any number of counterparts, each of which shall be an original, but such counterparts shall together constitute but one instrument.

            8. Effect of Headings. The Section headings herein are for convenience only and shall not affect the construction hereof.

            IN WITNESS WHEREOF, the parties hereto have caused this First Supplement to Indenture to be duly executed and attested, all as of the date first above written.

UAL CORPORATION

By: /s/ Frederic F. Brace
Name: Frederic F. Brace
Title: Executive Vice President
and Chief Financial Officer

 [Seal]

Attest:

/s/ Debora S. Porter
Assistant Secretary

UNITED AIR LINES, INC., as
GUARANTOR

By: /s/ Frederic F. Brace
Name: Frederic F. Brace
Title: Executive Vice President
and Chief Financial Officer

 [Seal]

Attest:

/s/ Debora S. Porter
Assistant Secretary

THE BANK OF NEW YORK TRUST COMPANY, N.A., Not in its individual capacity but solely in its capacity as TRUSTEE

By: /s/ Roxane Ellwanger
Name: Roxane Ellwanger
Title: Assistant Vice President